UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2016

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements
                              of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) Effective as of May 16, 2016, Prudential Bancorp, Inc., (the "Company"), Prudential Savings Bank (the "Bank" and collectively with the Company, "Prudential"), the wholly owned subsidiary of the Company, and Dennis Pollack, the newly appointed President and Chief Executive Officer of the Bank and the Company, entered into an employment agreement (the "Employment Agreement"). The Employment Agreement was approved by the Compensation Committees of the Board of Directors of the Company and the Bank. Mr. Pollack was appointed the President and Chief Executive Officer of the Bank and the Company effective as of May 1, 2016 in connection with the retirement of Mr. Joseph R. Corrato, the then President and Chief Executive Officer of the Bank and the Company. The term of the Employment is until December 31, 2018; commencing December 31, 2017, the term of the Employment Agreement is extended for an additional year unless either Prudential or Mr. Pollack provide notice of the intent to not extend the term of the Employment Agreement.

Under the terms of the Employment Agreement, Mr. Pollack's base annual salary is $250,000 and he is entitled to participate in the employee benefit plans maintained by Prudential, to a monthly car allowance and to reimbursement of customary and usual business expenses including hotel/short-term lodging in the Philadelphia, Pennsylvania area.

In the event that Mr. Pollack terminates his employment for good reason, as such term is defined in the Employment Agreement, or the Employment Agreement is terminated by Prudential other than for cause, disability, retirement or death, Mr. Pollack's severance benefits will consist primarily of the (i) payment of one times his average annual cash compensation, as such term is defined in the Employment Agreement, as cash severance and (ii) maintenance until the earlier to occur of the passage of one year or until the executive's full time employment with another employer, of the executive's participation in all employee benefit plans in which the executive was entitled to participate or similar plans, programs or arrangements, if his continued participation is not permissible. In the event Mr. Pollack's employment is terminated in connection with a change in control, as defined in the Employment Agreement, of Prudential, the severance benefits are the same as described above except the (i) multiplier with regard to the cash severance is two times rather than one times and (ii) maintenance of participation in the benefit plans is for a period of two years as compared to one year. The Employment Agreement provides that benefits under the Employment Agreement will be reduced to the extent necessary to ensure that the executive does not receive any "parachute payment" as such term is defined under Section 280G of the Internal Revenue Code of 1986, as amended.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(f)              Not applicable.

Item 9.01              Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1	Employment Agreement by and between Prudential Bancorp, Inc., Prudential Savings Bank and Dennis Pollack dated as of May 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

Date: May 16, 2016	By:	/s/Jack E. Rothkopf
Jack E. Rothkopf Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement by and between Prudential Bancorp, Inc., Prudential Savings Bank and Dennis Pollack dated as of May 16, 2016

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